News Release
FOR IMMEDIATE RELEASE

TEREX ANNOUNCES SECOND QUARTER 2017 RESULTS

WESTPORT, CT, August 1, 2017 -- Terex Corporation (NYSE: TEX) today announced second quarter 2017 income from continuing operations of $95.4 million, or $0.98 per share, on net sales of $1.2 billion. In the second quarter of 2016, the reported income from continuing operations was $109.6 million, or $1.00 per share, on net sales of $1.3 billion. Excluding a net after-tax benefit of $47.0 million largely related to the investment in Konecranes shares, income from continuing operations, as adjusted, for the second quarter of 2017 was $49.6 million, or $0.51 per share. This compares to income from continuing operations, as adjusted, of $60.6 million or $0.55 per share in the second quarter of 2016. The Glossary at the end of this press release contains further details regarding these non-GAAP measures.
“We continue to make progress,” said John L. Garrison, Terex President and CEO. “Our Cranes segment returned to profitability in the second quarter, realizing benefits from its restructuring program. Our Materials Processing (MP) segment continued its excellent performance, growing sales and operating margin for the third consecutive quarter. Aerial Work Platforms (AWP) sales were better than expected on the strength of the North American market, however, operating margins compressed on pricing dynamics, higher steel costs and the strength of the US dollar.”
“Looking forward, backlog in our three segments grew substantially, up 36% year-over-year. This is the second consecutive quarter that we increased backlog in each segment,” continued Mr. Garrison. “AWP backlog grew 46% including growth in North America, Europe and Asia. MP backlog was up 33% and Cranes backlog grew 29%.”
“We continue to implement our strategy to focus and simplify the Company, and build capabilities in key commercial and operational areas,” added Mr. Garrison. “By completing the sales of our UK and Indian back-hoe loader businesses, we delivered on our commitment to focus our portfolio on our three core segments. In Germany, we signed an agreement to sell our Cranes manufacturing location in Bierbach, and reached agreement with the Works Council to proceed with our footprint rationalization and cost reduction plans. Our on-going efforts to expand our capabilities in sales execution and account management through our Commercial Excellence initiative is starting to be reflected in our growing bookings and backlog.”
“We continue to follow our disciplined capital allocation strategy. We monetized $277 million of Konecranes shares for a year-to-date total of $549 million. We repaid the $254 million remaining on our 6.5% notes and repurchased 9.4 million Terex shares for $316 million, bringing our total to 15.9 million shares for $517 million for the first six months of the year.”

Mr. Garrison concluded, “Combining our first half results, with our current view of market and operational expectations in the second half and our on-going capital market actions, we are increasing our full year adjusted EPS guidance to $1.05 to $1.15. This reflects improved net sales and operating profit guidance.”

Re-segmentation and Non-GAAP Measures

The current and prior period results reflect the re-segmentation of our concrete mixer trucks and concrete paver business from our former Construction segment into MP. Our MHPS business is reported as a discontinued operation. Remaining product lines of our former Construction segment, such as mini-excavators, loader backhoes and site dumpers are included in Corporate and Other.

Results of operations reflect continuing operations. All per share amounts are on a fully diluted basis. A comprehensive review of the quarterly financial performance is contained in the presentation that will accompany the Company’s earnings conference call.

In this press release, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. Terex believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses. Terex now calculates its quarterly adjusted effective tax rate by multiplying the adjusted forecast full year effective tax rate by the adjusted pre-tax income. Terex believes this more closely aligns with how its investors analyze quarterly results. 2016 results have been adjusted using the same approach.

The Company provides guidance on a non-GAAP basis as the Company cannot predict with a reasonable degree of certainty some elements that are included in reported GAAP results, such as the impact from periodic adjustments to fair value in our ownership interest in Konecranes, the impact of the release of tax valuation allowances and future restructuring charges.

The Glossary at the end of this press release contains further details about this subject.

Conference call

The Company has scheduled a one hour conference call to review the financial results on Wednesday, August 2, 2017 at 10:30 a.m. ET. John L. Garrison, President and CEO, will host the call. A simultaneous webcast of this call will be available on the Company’s website, www.terex.com. To listen to the call, select “Investor Relations” from the home page and click on “Investor Events”. Participants are encouraged to access the call 10 minutes prior to the starting time. The call will also be archived on the Company’s website under “Investor Events” in the “Investor Relations” section.

Contact Information:

Brian Henry
Senior Vice President, Business Development and Investor Relations
Phone: 203-222-5954
Email: brian.henry@terex.com

Forward-Looking Statements
This press release contains forward-looking information regarding future events or the Company’s future financial performance based on the current expectations of Terex Corporation. In addition, when included in this press release, the words “may,” “expects,” “intends,” “anticipates,” “plans,” “projects,” “estimates” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. The Company has based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance.

Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond the control of Terex, include among others: Our business is cyclical and weak general economic conditions affect the sales of our products and financial results; the need to comply with restrictive covenants contained in our debt agreements; our ability to generate sufficient cash flow to service our debt obligations and operate our business; our ability to access the capital markets to raise funds and provide liquidity; our business is sensitive to government spending; our business is highly competitive and is affected by our cost structure, pricing, product initiatives and other actions taken by competitors; our retention of key management personnel; the financial condition of suppliers and customers, and their continued access to capital; our providing financing and credit support for some of our customers; we may experience losses in excess of recorded reserves; the carrying value of goodwill could become impaired; our ability to obtain parts and components from suppliers on a timely basis at competitive prices; our business is global and subject to changes in exchange rates between currencies, commodity price changes, regional economic conditions and trade restrictions; our operations are subject to a number of potential risks that arise from operating a multinational business, including compliance with changing regulatory environments, the Foreign Corrupt Practices Act and other similar laws and political instability; a material disruption to one of our significant facilities; possible work stoppages and other labor matters; compliance with changing laws and regulations, particularly environmental and tax laws and regulations; litigation, product liability claims, intellectual property claims, class action lawsuits and other liabilities; our ability to comply with an injunction and related obligations imposed by the United States Securities and Exchange Commission (“SEC”); disruption or breach in our information technology systems; and other factors, risks and uncertainties that are more specifically set forth in our public filings with the SEC.

Actual events or the actual future results of Terex may differ materially from any forward-looking statement due to these and other risks, uncertainties and significant factors. The forward-looking statements speak only as of the date of this release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

About Terex
Terex Corporation is a global manufacturer of lifting and material processing products and services that deliver lifecycle solutions to maximize customer return on investment. The company reports in three business segments: Aerial Work Platforms, Cranes, and Materials Processing. Terex delivers lifecycle solutions to a broad range of industries, including the construction, infrastructure, manufacturing, shipping, transportation, refining, energy, utility, quarrying and mining industries. Terex offers financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. Terex uses its website (www.terex.com) and its Facebook page (www.facebook.com/TerexCorporation) to make information available to its investors and the market.

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited)
(in millions, except per share data)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2017	2016	2017	2016
Net sales	$1,181.7	$1,297.7	$2,188.6	$2,412.0
Cost of goods sold	(941.0)	(1,055.6)	(1,795.6)	(1,988.2)
Gross profit	240.7	242.1	393.0	423.8
Selling, general and administrative expenses	(164.8)	(168.7)	(323.4)	(339.1)
Income (loss) from operations	75.9	73.4	69.6	84.7
Other income (expense)
Interest income	1.5	1.1	3.3	2.3
Interest expense	(15.1)	(25.5)	(36.5)	(50.2)
Loss on early extinguishment of debt	(6.5)	(0.4)	(51.9)	(0.4)
Other income (expense) – net	62.7	(6.1)	45.4	(12.0)
Income (loss) from continuing operations before income taxes	118.5	42.5	29.9	24.4
(Provision for) benefit from income taxes	(23.1)	67.1	5.2	63.2
Income (loss) from continuing operations	95.4	109.6	35.1	87.6
Income (loss) from discontinued operations – net of tax	—	(45.1)	—	(97.5)
Gain (loss) on disposition of discontinued operations- net of tax	5.4	0.1	61.1	3.5
Net income (loss)	100.8	64.6	96.2	(6.4)
Net (income) loss from Discontinuing Operations attributable to non-controlling interest	—	0.5	—	0.7
Net income (loss) attributable to Terex Corporation	$100.8	$65.1	$96.2	$(5.7)
Amounts attributable to Terex Corporation common stockholders:
Income (loss) from continuing operations	$95.4	$109.6	$35.1	$87.6
Income (loss) from discontinued operations – net of tax	—	(44.6)	—	(96.8)
Gain (loss) on disposition of discontinued operations – net of tax	5.4	0.1	61.1	3.5
Net income (loss) attributable to Terex Corporation	$100.8	$65.1	$96.2	$(5.7)
Basic Earnings (Loss) per Share Attributable to Terex Corporation Common Stockholders:
Income (loss) from continuing operations	$0.99	$1.01	$0.35	$0.81
Income (loss) from discontinued operations – net of tax	—	(0.41)	—	(0.89)
Gain (loss) on disposition of discontinued operations – net of tax	0.06	—	0.61	0.03
Net income (loss) attributable to Terex Corporation	$1.05	$0.60	$0.96	$(0.05)
Diluted Earnings (Loss) per Share Attributable to Terex Corporation Common Stockholders:
Income (loss) from continuing operations	$0.98	$1.00	$0.34	$0.80
Income (loss) from discontinued operations – net of tax	—	(0.41)	—	(0.88)
Gain (loss) on disposition of discontinued operations – net of tax	0.06	—	0.60	0.03
Net income (loss) attributable to Terex Corporation	$1.04	$0.59	$0.94	$(0.05)
Weighted average number of shares outstanding in per share calculation
Basic	95.7	109.2	100.4	109.0
Diluted	97.1	109.6	102.2	109.6

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)
(in millions, except par value)

	June 30,	December 31,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$555.5	$428.5
Other current assets	1,840.1	1,539.1
Current assets held for sale	8.0	732.9
Total current assets	2,403.6	2,700.5
Non-current assets
Property, plant and equipment – net	303.7	304.6
Other non-current assets	1,052.3	830.4
Non-current assets held for sale	0.4	1,171.3
Total non-current assets	1,356.4	2,306.3
Total assets	$3,760.0	$5,006.8

Liabilities and Stockholders’ Equity
Current liabilities
Notes payable and current portion of long-term debt	$11.7	$13.8
Other current liabilities	1,005.5	939.4
Current liabilities held for sale	3.5	453.8
Total current liabilities	1,020.7	1,407.0
Non-current liabilities
Long-term debt, less current portion	980.3	1,562.0
Other non-current liabilities	217.7	204.5
Non-current liabilities held for sale	1.1	312.1
Total non-current liabilities	1,199.1	2,078.6
Total liabilities	2,219.8	3,485.6

Total stockholders’ equity	1,540.2	1,521.2
Total liabilities and stockholders’ equity	$3,760.0	$5,006.8

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)
(in millions)

	Six Months
	Ended June 30,
	2017	2016
Operating Activities
Net income (loss)	$96.2	$(6.4)
Depreciation and amortization	31.3	57.7
Changes in operating assets and liabilities and non-cash charges	(286.4)	(57.7)
Net cash provided by (used in) operating activities	(158.9)	(6.4)
Investing Activities
Capital expenditures	(17.6)	(44.1)
Other investing activities, net	1,346.7	0.2
Net cash (used in) provided by investing activities	1,329.1	(43.9)
Financing Activities
Net cash provided by (used in) financing activities	(1,138.7)	(122.6)
Effect of exchange rate changes on cash and cash equivalents	25.2	4.5
Net increase (decrease) in cash and cash equivalents	56.7	(168.4)
Cash and cash equivalents at beginning of period	501.9	466.5
Cash and cash equivalents at end of period	$558.6	$298.1

TEREX CORPORATION AND SUBSIDIARIES
SEGMENT RESULTS DISCLOSURE
(unaudited)
(in millions)

	Q2				Year-to-Date
	2017		2016		2017		2016
		% of		% of		% of		% of
		Net Sales		Net Sales		Net Sales		Net Sales
Consolidated
Net sales	$1,181.7		$1,297.7		$2,188.6		$2,412.0
Income from operations	$75.9	6.4%	$73.4	5.7%	$69.6	3.2%	$84.7	3.5%

AWP
Net sales	$593.0		$593.7		$1,065.4		$1,114.4
Income from operations	$60.8	10.3%	$72.5	12.2%	$82.5	7.7%	$110.6	9.9%

Cranes
Net sales	$303.8		$357.4		$567.7		$664.7
Income (loss) from operations	$14.5	4.8%	$(12.8)	(3.6)%	$(18.3)	(3.2)%	$(29.4)	(4.4)%

MP
Net sales	$280.5		$256.2		$529.6		$480.0
Income from operations	$35.4	12.6%	$28.6	11.2%	$60.9	11.5%	$44.4	9.3%

Corp and Other / Eliminations
Net sales	$4.4		$90.4		$25.9		$152.9
Loss from operations	$(34.8)	(790.9)%	$(14.9)	(16.5)%	$(55.5)	(214.3)%	$(40.9)	(26.7)%

GLOSSARY

In an effort to provide investors with additional information regarding the Company’s results, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures which management believes provides useful information to investors. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. In addition, the Company believes that non-GAAP financial measures should be considered in addition to, and not in lieu of, GAAP financial measures. Terex believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses. Management of Terex uses both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate the Company’s financial performance against such budgets and targets.

The amounts described below are unaudited, are reported in millions of U.S. dollars (except share data and percentages), and are as of or for the period ended June 30, 2017, unless otherwise indicated.

2017 Outlook: The Company’s 2017 outlook for earnings per share and 2017 full year adjusted forecasted tax rate are non-GAAP financial measures because they exclude items such as restructuring and other related charges, impact from periodic adjustments to fair value in ownership interest in Konecranes, deal related costs, the impact of the release of tax valuation allowances, and gains and losses on divestitures. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the exact timing and impact of such items. The unavailable information could have a significant impact on the Company’s full-year 2017 GAAP financial results.

After-tax gains or losses and per share amounts are calculated using pre-tax amounts, applying a tax rate based on jurisdictional rates to arrive at an after-tax amount. This number is divided by diluted weighted average shares outstanding to provide the impact on earnings per share. The Company highlights the impact of these items because when discussing earnings per share, the Company adjusts for items it believes are not reflective of ongoing operating activities in the periods. Restructuring and related charges are a recurring item as Terex’s restructuring programs usually require more than one year to fully implement and the Company is continually seeking to take actions that could enhance its efficiency. Although recurring, these charges are subject to significant fluctuations from period to period due to varying levels of restructuring activity and the inherent imprecision in the estimates used to recognize the costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur.

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Terex Corporation
200 Nyala Farm Road, Westport, Connecticut 06880
Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com